SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant		[X]
Filed by a Party other than the Registrant		[ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the
[X]	Definitive Proxy Statement		Commission Only (as Permitted
[ ]	Definitive Additional Materials		by Rule 14a-6(e)(2))
[ ]	Soliciting Material pursuant to
Rule 14a-11(c) or Rule 14a-12

GLOWPOINT, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]		Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

GLOWPOINT, INC.
430 Mountain Avenue
Murray Hill, New Jersey 07974

April 29, 2013

Dear Stockholder:

We are pleased to invite you to the 2013 Annual Meeting of Stockholders of Glowpoint, Inc. (the “Company”), which will be held at 9:00 a.m. MDT on June 13, 2013, at the Hyatt Regency Denver located at 650 15th Street, Denver, Colorado 80202.

At the Annual Meeting, you will be asked to:  (i) elect five members of our Board of Directors to serve until our next Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified; (ii) conduct an advisory vote to approve the compensation paid to our named executive officers; (iii) conduct an advisory vote to indicate how frequently stockholders believe we should conduct an advisory vote on the compensation of our named executive officers; (iv) ratify the appointment of EisnerAmper LLP as our Independent Registered Public Accounting Firm for fiscal year 2013; and (v) transact other business as may properly come before the meeting.

The enclosed Notice and Proxy Statement contain complete information about the matters to be considered at the Annual Meeting.  We are also enclosing our Annual Report, which was filed with the Securities and Exchange Commission on Form 10-K on April 1, 2013.  Copies are available for review at www.glowpoint.com/investor-relations or may be mailed to you free of charge by requesting a copy from us at (866) GLOWPOINT (x2136) or mailing a request to the Glowpoint Investor Relations department located at Glowpoint, Inc., 430 Mountain Avenue, Murray Hill, NJ 07974.  This Proxy Statement and our 2012 Annual Report to Stockholders are also available for viewing, printing and downloading at www.proxyconnect.com/glowpoint.

We hope you will be able to attend the meeting in person.  Whether or not you expect to attend, we urge you to complete, date, sign and return the proxy card in the enclosed envelope or submit your proxy by telephone, so that your shares will be represented and voted at the Annual Meeting.

Sincerely,

Peter Holst President and Chief Executive Officer

GLOWPOINT, INC.
430 Mountain Avenue
Murray Hill, New Jersey 07974

NOTICE OF THE 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 13, 2013

To our Stockholders:

The Annual Meeting of Stockholders of Glowpoint, Inc. (the “Company”), will be held at 9:00 a.m. MDT on June 13, 2013, at the Hyatt Regency Denver located at 650 15th Street, Denver, Colorado 80202, for the following purposes:

1.	To elect five members of our Board of Directors to serve until our next Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified;

2.	To conduct an advisory vote to approve the compensation paid to our named executive officers;

3.	To conduct an advisory vote to indicate how frequently stockholders believe we should conduct an advisory vote on the compensation of our named executive officers;

4.	To ratify the appointment of EisnerAmper LLP as our Independent Registered Public Accounting Firm for fiscal year 2013; and

5.	To transact other business as may properly come before the Annual Meeting.

WHO MAY VOTE:

Stockholders of record of our common stock as of the close of business on April 22, 2013 are entitled to vote at the Annual Meeting, or any adjournment or postponement thereof.  A list of stockholders will be available at the Annual Meeting and during the 10 days prior to the Annual Meeting at our principal executive offices located at 430 Mountain Avenue, Murray Hill, NJ 07974.

All stockholders are cordially invited to attend the Annual Meeting.  Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by the telephone or mail to ensure the presence of a quorum.  You may change or revoke your proxy at any time before it is voted at the meeting.

By order of the Board of Directors,

Steven Peri Corporate Secretary

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD
OR TO VOTE BY TELEPHONE

GLOWPOINT, INC.
430 Mountain Avenue
Murray Hill, New Jersey 07974
(973) 855-3411

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement, along with the accompanying Notice of 2013 Annual Meeting of Stockholders (the “Annual Meeting”), contains information about the Annual Meeting of Glowpoint, Inc., including any adjournments or postponements of the Annual Meeting.  We are holding the Annual Meeting at 9:00 a.m. MDT on June 13, 2013, at the Hyatt Regency Denver located at 650 15th Street, Denver, Colorado 80202.  Directions to the Annual Meeting can be obtained by telephoning us at (866) GLOWPOINT (x2136).  In this Proxy Statement, we refer to Glowpoint, Inc. as “we,” “our,” “us” or the “Company.”

This Proxy Statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On or about April 29, 2013, we began sending this Proxy Statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting. Although not part of the Proxy Statement, we are also sending along with this Proxy Statement our 2012 Annual Report, which includes our financial statements for the fiscal year ended December 31, 2012.

Important Notice Regarding the Availability of Proxy Materials for Our
Stockholders Meeting to Be Held on June 13, 2013

This Proxy Statement and our 2012 Annual Report to Stockholders are available for viewing, printing and downloading at http://www.proxyconnect.com/glowpoint.  We are providing a copy of our Annual Report on Form 10-K for the year ended December 31, 2012 with the accompanying Proxy materials. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2012 on the website of the Securities and Exchange Commission, at http://www.sec.gov or at http://www.glowpoint.com/investor-relations.

RECORD DATE; QUORUM

Only holders of record of our common stock at the close of business on April 22, 2013 are entitled to vote at the Annual Meeting (the “Record Date”).  As of the Record Date, approximately 28,618,000 shares of common stock were issued and outstanding, each of which entitles its holder to cast one vote on each matter to be presented at the Annual Meeting.  A quorum is present at the Annual Meeting if a majority of shares of common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy.  If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

VOTING PROCEDURES

The shares represented by the proxies received, properly dated and executed or authenticated, in the case of voting by telephone, and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders.

Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 12, 2013.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record.  You must follow the instructions of the holder of record in order for your shares to be voted.  Telephone voting also will be offered to stockholders owning shares through certain banks and brokers.  If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Abstentions will be treated as shares that are present and entitled to vote, while broker “non-votes” will be treated only as shares that are present for purposes of determining the presence of a quorum.  An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote.  A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

Proposal No. 1:  A plurality of the votes duly cast is required for the election of directors. This means that the nominees receiving the highest number of affirmative votes will be elected to fill the director positions available.  Accordingly, votes withheld will have no effect in determining which director receives the highest number of votes.  Additionally, the election of directors is not a matter on which a broker or other nominee is allowed to vote without specific instructions.

Proposal No. 2: The advisory vote is not binding on the Board of Directors, our management, or the Company. The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for approval of our executive compensation. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal.  Accordingly, an abstention will have the effect of a vote against the Proposal. Broker “non-votes” will have no effect on the outcome of this Proposal.

Proposal No. 3: The advisory vote to approve the frequency of the advisory votes on executive compensation is not binding on the Board of Directors, our management, or the Company. A stockholder may vote to set the frequency of the “Say-on-Pay” vote to occur “EVERY YEAR”, “EVERY TWO YEARS, “EVERY THREE YEARS”, or the stockholder may vote to “ABSTAIN”. The choice among those four choices that receives the highest number of votes will be deemed the choice of the stockholders.  Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

Proposal No. 4:  The vote of holders of a majority of voting power held by the stockholders present in person or represented by proxy is required for the ratification of the selection of EisnerAmper LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2013.  A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal.  Accordingly, an abstention will have the effect of a vote against the Proposal.  Additionally, the ratification of the appointment of the Independent Registered Public Accounting Firm for 2013 is a matter on which a broker or other nominee is allowed to vote.  Broker non-votes will have no effect on the outcome of this Proposal.

Properly executed or authenticated proxies that do not contain voting instructions will be voted (1) FOR each of the nominees named below for election as director, (2) FOR the advisory vote to approve compensation paid to our named executive officers, (3) to hold advisory votes on executive compensation EVERY THREE YEARS, (4) FOR ratification of EisnerAmper LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2013, and (5) at the discretion of the proxy holders with respect to other matters that may properly come before the Annual Meeting.

Stockholders have the option to vote by telephone by following the instructions on the attached proxy card.  WE ENCOURAGE YOU TO RECORD YOUR VOTE BY TELEPHONE.  It is convenient, and it saves significant postage and processing costs.  In addition, when you vote by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

SOLICITATION AND REVOCATION

After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date.  Regardless of whether you voted using a traditional proxy card or by telephone, you may use either of these methods to change your vote.  You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting again prior to the time at which the telephone voting facilities close by following the procedures applicable to those methods of voting.  In each event, the later submitted vote will be recorded and the earlier vote revoked.  You may also revoke a proxy by voting in person at the Annual Meeting.  Your attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

We will bear the cost of the solicitation of proxies from our stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials.  In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person, but no such person will be specifically compensated for such services.  We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons.  We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.  We have engaged American Stock Transfer and Trust Company to aid in the distribution of the proxy materials and will reimburse their related reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common stock as of April 22, 2013 by each of the following:

•	each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially more than 5% of the common stock;

•	the executive officers named in the Summary Compensation Table on page 10;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.

The amounts and percentages are based on 28,618,000 shares of common stock issued as of April 22, 2013.  As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security.  A person is considered the beneficial owner of securities that can be acquired within 60 days of such date through the exercise or conversion of any option, warrant or other derivative security (“Derivative Securities”); provided, however, excluded from the calculation are Derivative Securities held by certain stockholders that, upon exercise or conversion thereof, would cause such stockholder to beneficially own more than 4.99% or 9.99%, as applicable, of our outstanding common stock after such exercise or conversion.  Shares of common stock subject to options, warrants or other Derivative Securities which are currently exercisable, convertible or exercisable or convertible within such 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or other Derivative Security, but are not considered outstanding for computing the ownership percentage of any other person.

Name And Address of Beneficial Owners(1)	Number of Shares Owned(2)		Percentage of Outstanding Shares
Executive Officers and Directors:
Peter Holst	791,305		2.8%
Kenneth Archer	33,333	(3)	*
Grant Dawson	39,583	(3)	*
Jon A. DeLuca	47,186	(3)	*
James S. Lusk	70,208	(4)	*
Joseph Laezza	219,578		*
Tolga Sakman	—		*
Steven Peri	155,000		*
All directors and executive officers as a group (10 people)	1,596,194		5.6%
5% Owners:
Vicis Capital, LLC 445 Park Avenue, New York, NY 10022	8,942,805	(5)	31.2%
Jason T. Adelman Cipher Capital Partners LLC, c/o Rothschild 1251 Avenue of the Americas, Suite 936, New York, NY 10020	2,096,575	(6)	7.3%
———————
* Less than 1%

(1)	Unless otherwise noted, the address of each person listed is c/o Glowpoint, Inc., 430 Mountain Avenue, Murray Hill, NJ 07974.
(2)	Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of common stock beneficially owned.
(3)	Includes 20,833 shares subject to stock options presently exercisable or exercisable within 60 days.
(4)	Includes 31,458 shares subject to stock options presently exercisable or exercisable within 60 days.
(5)	Based on ownership information from the Form 4 filed by Vicis Capital LLC on April 18, 2013, stating that the holder then owned 8,942,805 shares of the Company's common stock.
(6)	Based on ownership information from the Schedule 13G/A filed by Jason T. Adelman February 15, 2013, stating that as of December 31, 2012, holder then owned 2,096,575 shares.

Director and Executive Officer Information

The following table sets forth information with respect to our director nominees.

Name	Age	Position with Company

Kenneth Archer (1)(2)(3)	55	Director
Grant Dawson (1)(2)(3)	44	Director, Chairman of the Compensation Committee
Jon A. DeLuca	41	Director, Chairman of the Board of Directors
Peter Holst	44	Director, Chief Executive Officer and President
James S. Lusk (1)(2)(3)	57	Director, Chairman of the Audit Committee

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee

Biographies

Kenneth Archer, Director.  Mr. Archer joined our Board of Directors in June 2010.  Mr. Archer is the Americas Vice President of Channels and Alliances for the Technology Services Business at Hewlett-Packard.  Previously, Mr. Archer was CEO of TriNET Systems, a provider of global design, implementation and support services for communication and networking solutions from Avaya, Extreme, Juniper, and Nectar Networks.  He previously served as COO of TriNET Systems following its acquisition of Prime Communications, an Avaya Gold Business Partner, where he was President from April 2008 until it was acquired by TriNET Systems in June 2009.  Prior to Prime Communications, Mr. Archer was Vice President of North American Channels for Avaya commencing in July 2005, where he was responsible for the channel strategy, program, operations, and partner management team, and spent 24 years before that at Hewlett-Packard working in various roles within the channels program.  He currently serves on the Board of Directors of Juma Technology Corp. (OTCBB:JUMT), a leading IP convergence firm specializing in managed services, and previously served on the Board of PRG Group, Inc. (PRGJ.PK), the former holding company of Prime Communications.  Mr. Archer graduated with a BS in Marketing from West Chester University of Pennsylvania and received an Executive MBA Management degree from Fairleigh Dickinson University in New Jersey.

In considering Mr. Archer as a director of the Company, the Board reviewed his specialized experience and extensive knowledge in sales and marketing (specifically in building and establishing a channel sales program and strategy) in the communications and networking industries, and also his leadership experience as a chief executive.

Grant Dawson, Director.  Mr. Dawson joined our Board of Directors in May 2009.  Mr. Dawson, who has worked in the investment industry since 1998, has been the Managing Director, Fixed Income Investments, for Manulife Asset Management (MAM), with responsibility for credit assessment and recommendations related to MAM's fixed income assets since 2008.  Prior to MAM, he was the Vice President and Lead Analyst responsible for corporate debt ratings covering the global telecom, cable and media sectors with Dominion Bond Rating Agency from 2006 until 2008.  Previously, Mr. Dawson held various senior management positions in credit management and corporate finance with Nortel and in equity research with Dain Rauscher Ltd.  Mr. Dawson earned an M.B.A. from the SMU Cox School of Business, a B.A. and a Bachelor of Commerce from the University of Windsor, and holds the Chartered Financial Analyst designation.

In considering Mr. Dawson as a director of the Company, the Board reviewed his extensive expertise and knowledge regarding corporate finance and investment banking matters, as well as corporate governance.  Mr. Dawson qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly contributes to the Board of Directors his understanding of corporate finance and his skills in analyzing and evaluating financial statements.

Jon A. DeLuca, Director.  Mr. DeLuca was appointed to the Board of Directors as Chairman in December 2011.  He is the President, CEO and a member of the Board of Directors of Wilcon Holdings, LLC, a private company.  Wilcon owns and operates fiber optic networks and data centers, serving domestic and global carriers, Internet companies and other network-intensive businesses.  Previously, he served as President, CEO and a member of the Board of Directors of FiberNet Telecom Group, Inc. (Nasdaq: FTGX) from 2005 to 2009, as well as FiberNet's Senior Vice President for Finance and CFO from 1999 to 2004.  FiberNet owned and operated fiber optic networks and data centers.  Mr. DeLuca led the sale of FiberNet to a strategic buyer in 2009.  Prior to FiberNet, Mr. DeLuca worked at Bear, Stearns & Co. Inc. and Lazard Frères & Co. LLC.  Mr. DeLuca received his B.A. from Trinity College in Hartford, CT.

In considering Mr. DeLuca as a director of the Company, the Board reviewed his extensive expertise and knowledge regarding corporate finance and investment banking matters (including his skills in analyzing and evaluating financial statements), as well as corporate governance and the operational aspects of a business.

Peter Holst, Chief Executive Officer and Director.  Prior to being named President and CEO in January 2013, Mr. Holst served as the Company’s Senior Vice President for Business Development since October 1, 2012.  Prior to joining the Company, Mr. Holst served as the Chief Executive Officer of Affinity VideoNet, Inc. (“Affinity”) from June 1, 2008 until October 1, 2012, when the Company acquired Affinity. Prior to joining Affinity, Mr. Holst served as the President and Chief Operating Officer of Raindance Communications.  Mr. Holst holds a degree in Business Administration from the University of Ottawa.

In considering Mr. Holst as a director of the Company, the Board reviewed his extensive knowledge and expertise in the communications as a service industry, and the leadership he has shown in his positions with prior companies.

James S. Lusk, Director.  Mr. Lusk joined our Board of Directors in February 2007.  He is Executive Vice President and Chief Financial Officer of ABM Industries Incorporated (NYSE:ABM), a leading provider of facility solutions with revenues exceeding $4 billion and 100,000 employees in over 350 offices deployed throughout the United States and various international locations.  Prior to joining ABM, he served as Vice President, Business Services and Chief Operating Officer for the Europe, Middle East and Africa region for Avaya.  Mr. Lusk has also served as Chief Financial Officer, Treasurer of BioScrip/MIM, President of Lucent Technologies’ Business Solutions division, and interim Chief Financial Officer and Controller of Lucent Technologies.  Mr. Lusk earned his B.S. (Economics), cum laude, from the Wharton School, University of Pennsylvania, and his M.B.A (Finance) from Seton Hall University.  He is a CPA and was inducted into the AICPA Business and Industry Leadership Hall of Fame in 1999.

In considering Mr. Lusk as a director of the Company, the Board reviewed his extensive expertise and knowledge regarding finance and accounting matters, as well as compensation, risk assessment and corporate governance.  Mr. Lusk qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly contributes to the Board of Directors his understanding of generally accepted accounting principles and his skills in auditing, as well as in analyzing and evaluating financial statements.

 There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any director or nominee during the past ten years.

Board of Directors, Board Committees and Meetings

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management.  The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the chief executive officer; and management runs the company’s day-to-day operations.  The primary responsibilities of the Board of Directors are oversight, counseling and direction to our management in the long-term interests of our stockholders and us.  Our Board of Directors consists of five directors.  The current Board members include three independent directors, one non-independent director and one current member of our senior management.

Our Board of Directors met 11 times during the year ended December 31, 2012.  During this period, each director attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director and (ii) the total number of meetings of committees of the Board on which he served, held during the period for which he served.  The Board has an audit committee, a compensation committee and a nominating committee.

 “Independent” Directors.  Each of our directors, other than Messrs. DeLuca and Holst, qualifies as “independent” in accordance with the published listing requirements of the NYSE MKT (“NYSE”).  Mr. Holst is currently our employee, and Mr. DeLuca is under contract with the Company to provide financial advisory services as a consultant.  The NYSE independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company.  In addition, as further required by the NYSE rules, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

Audit Committee

We currently have an audit committee consisting of James S. Lusk, Grant Dawson and Kenneth Archer.  Our Board of Directors has determined that Messrs. Lusk and Dawson have the accounting and related financial management expertise to satisfy the requirements of an “audit committee financial expert,” as determined pursuant to the rules and regulations of the SEC, and that each member satisfies the NYSE independence standards.  The audit committee consults and meets with our Independent Registered Public Accounting Firm, Chief Financial Officer and accounting personnel, reviews potential conflict of interest situations where appropriate, and reports and makes recommendations to the full Board of Directors regarding such matters.  The audit committee operates under a written audit committee charter, which was amended and restated by the Board on May 8, 2012.  Our amended and restated audit committee charter is available online at www.glowpoint.com/investor-relations.  You may also request a copy of the audit committee charter, at no cost, by telephoning us at (866) GLOWPOINT (x2136) or writing to us at Glowpoint, Inc., 430 Mountain Avenue, Murray Hill, New Jersey 07974, Attention: Investor Relations.  The audit committee met four times during the year ended December 31, 2012.

Compensation Committee

We currently have a compensation committee consisting of James S. Lusk, Grant Dawson and Kenneth Archer.  Each member of the compensation committee meets the independence requirements of the NYSE.  The compensation committee operates under a written compensation committee charter, which was adopted in May 2007 and is available online at www.glowpoint.com/investor-relations.  You may also request a copy of the compensation committee charter, at no cost, by telephoning us at (866) GLOWPOINT (x2136) or writing to us at Glowpoint, Inc., 430 Mountain Avenue, Murray Hill, New Jersey 07974, Attention: Investor Relations.  The compensation committee met two times during the year ended December 31, 2012.

The compensation committee is responsible for establishing and administering our executive compensation policies.  The role of the compensation committee is to (i) formulate, evaluate and approve compensation of the Company’s directors, executive officers and key employees, (ii) oversee all compensation programs involving the use of the Company’s stock and (iii) produce, if required under applicable securities laws, a report on executive compensation for inclusion in the Company’s Proxy Statement for its Annual Meeting of stockholders.  The duties and responsibilities of the compensation committee under its charter include:

●	annually reviewing and making recommendations to the Board with respect to compensation of directors, executive officers and key employees of the Company;

●
annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and recommending to the Board the Chief Executive Officer’s compensation levels based on this evaluation;

●	reviewing competitive practices and trends to determine the adequacy of the executive compensation program;

●	approving and overseeing compensation programs for executive officers involving the use of the Company’s stock;

●	approving and administering cash incentives for executives, including oversight of achievement of performance objectives, and funding for executive incentive plans;

●	annually performing a self-evaluation on the performance of the compensation committee; and

●	making regular reports to the Board concerning the activities of the compensation committee.

When appropriate, the compensation committee may, in carrying out its responsibilities, form and delegate authority to subcommittees.  The Chief Executive Officer plays a role in determining the compensation of our other executive officers by evaluating the performance of those executive officers.  The Chief Executive Officer’s evaluations are then reviewed by the compensation committee.  This process leads to a recommendation for any changes in salary, bonus terms and equity awards, if any, based on performance, which recommendations are then reviewed and approved by the compensation committee.

Nominating Committee

We currently have a nominating committee consisting of James S. Lusk, Grant Dawson and Kenneth Archer.  Each member of the nominating committee meets the independence requirements of the NYSE.  The nominating committee is responsible for assessing the performance of our Board of Directors and making recommendations to our Board regarding nominees for the Board.  The nominating committee was formed in February 2004.  Prior to the formation of the committee, its functions were performed by the Board of Directors.  The nominating committee operates under a written nominating committee charter, which was filed with our Proxy Statement for the 2004 Annual Meeting of Stockholders and is available online at www.glowpoint.com/investor-relations.  You may also request a copy of the nominating committee charter, at no cost, by telephoning us at (866) GLOWPOINT (x2136) or writing to us at Glowpoint, Inc., 430 Mountain Avenue, Murray Hill, New Jersey 07974, Attention: Investor Relations.  The nominating committee did not formally meet during the year ended December 31, 2012.

The nominating committee considers qualified candidates to serve as a member of our Board of Directors suggested by our stockholders.  Nominees recommended by stockholders will be given appropriate consideration and evaluated in the same manner as other nominees.  Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 430 Mountain Avenue, Murray Hill, New Jersey 07974. Stockholder submissions that are received in accordance with our by-laws and that meet the criteria outlined in the nominating committee charter are forwarded to the members of the nominating committee for review.  Stockholder submissions must include the following information:

●	a statement that the writer is our stockholder and is proposing a candidate for our Board of Directors for consideration by the nominating committee;

●	the name of and contact information for the candidate;

●	a statement of the candidate’s business and educational experience;

●	information regarding each of the factors set forth in the nominating committee charter sufficient to enable the nominating committee to evaluate the candidate;

●	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

●	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

●	a statement that the candidate is willing to be considered and willing to serve as our director if nominated and elected.

In considering potential new directors and officers, the nominating committee will review individuals from various disciplines and backgrounds.  Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with our industry; and prominence and reputation.  The nominating committee will also consider whether the individual has the time available to devote to the work of our Board of Directors and one or more of its committees.  None of the candidates this year for election to the Board of Directors were brought to the nominating committee by stockholder submission.

The nominating committee will also review the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on our Board of Directors.  In making its selection, the nominating committee will bear in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole.  The nominating committee will periodically review and reassess the adequacy of its charter and propose any changes to the Board of Directors for approval.

Contacting the Board of Directors

Any stockholder who desires to contact our Board of Directors, committees of the Board of Directors and individual directors may do so by writing to: Glowpoint, Inc., 430 Mountain Avenue, Murray Hill, New Jersey 07974, Attention: Steven Peri, Secretary.  Mr. Peri will direct such communication to the appropriate persons.

Board Leadership Structure and Role in Risk Oversight

At no time during the year ended December 31, 2012 was the chairman of our Board of Directors also our Chief Executive Officer.  Although the Board does not have a policy regarding the separation of the roles of chairman of the Board and Chief Executive Officer, the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company, and also the membership of the Board.  This structure facilitates a greater role for the Board of Directors in the oversight of the Company, and allows the chief executive officer to focus on the management of the Company’s day-to-day operations.  Currently, Jon A. DeLuca holds the position of chairman.

The Board has an active role, directly and through its committees, in the oversight of the Company’s risk management efforts.  The Board carries out this oversight role through several levels of review.  The Board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operation of the Company’s business and the implementation of the Company’s strategic plan, including the Company’s risk mitigation efforts.

Each of the Board’s committees also oversees the management of the Company’s risks that are under each committee’s areas of responsibility.  For example, the audit committee oversees management of accounting, auditing, external reporting, internal controls and cash investment risks.  The nominating committee oversees and assesses the performance of the Board and makes recommendations to the Board from time to time regarding nominees for the Board.  The compensation committee oversees risks arising from compensation practices and policies.  While each committee has specific responsibilities for oversight of risk, the Board is regularly informed by each committee about such risks.  In this manner the Board is able to coordinate its risk oversight.

Executive Officers

The following table sets forth certain information regarding our executive officers who do not serve as directors.

Name	Age	Position
David Clark	44	Chief Financial Officer
Steven Peri	64	Executive Vice President, General Counsel and Secretary

Biographies

David Clark, Chief Financial Officer. Mr. Clark joined Glowpoint in March 2013 as Chief Financial Officer and leads the global financial operations and investor relations for the Company, including financial planning and reporting, accounting, tax and treasury.

Mr. Clark comes to Glowpoint with more than 20 years of experience in finance and accounting. Prior to joining Glowpoint, Mr. Clark spent over eight years with Allos Therapeutics, a publicly traded biopharmaceutical company, serving most recently as Vice President of Finance, Treasurer and acting CFO. While at Allos, Mr. Clark was responsible for oversight and management of all financial activities, including equity financings, strategic financial planning, and investor relations. Prior to Allos, Mr. Clark spent nearly four years with Seurat Company (formerly XOR Inc.), an e-commerce managed services company, serving most recently as CFO. Mr. Clark started his career and spent over seven years in the audit practice of PricewaterhouseCoopers LLP.   Mr. Clark is a Certified Public Accountant and received a Masters of Accountancy and a B.S. in Accounting from the University of Denver.

Steven Peri, Executive Vice President, General Counsel and Secretary. Mr. Peri joined Glowpoint in September 2012 and is responsible for all legal and HR related functions, and is a key contributor to our corporate strategy and development initiatives.

Mr. Peri comes to Glowpoint with a strong history in the videoconferencing and telepresence industry. He has served as General Counsel–Telepresence at Cisco where he oversaw the worldwide legal aspects of that business, including sales support, management of intellectual property, and all contract matters. Prior to this, he served as Senior Vice President and General Counsel at TANDBERG where he was a member of the senior management team, which led the company through rapid growth and change, culminating with Cisco acquiring the company in 2010. Prior to his time at Cisco and Tandberg, Mr. Peri held senior legal positions at two Fortune 500 companies and was a partner in a New York area law firm where he represented a large number of privately held and foreign-based companies in their US legal affairs.  Mr. Peri holds a JD degree from the University of Pennsylvania law school and an AB in History, cum laude, from Princeton University.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table sets forth for the year ended December 31, 2012 and 2011 compensation awarded to, paid to, or earned by our Chief Executive Officer, or anyone serving in that capacity during 2012, and our other two most highly compensated executive officers who were serving as executive officers at December 31, 2012 whose total compensation during each fiscal year exceeded $100,000 (“Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards(3)	Option Awards(5)	All Other Compensation	Total
Joseph Laezza Former Chief Executive Officer and President(1)	2012	$356,362	—	$755,000	$1,183,630	$7,800	$2,302,792
	2011	$275,000	$66,000	—	—	$6,600	$347,600
Steven Peri General Counsel(4)	2012	$81,570	$16,667	$313,500	$151,032	—	$562,769
	2011	—	—	—	—	—	—
Tolga Sakman Former Chief Financial Officer(2)	2012	$212,016	—	$259,000	$177,544	—	$648,560
	2011	$81,186	$35,300	$105,000	—	—	$221,486

(1)	Mr. Laezza resigned from his position as the Company’s Chief Executive Officer on January 11, 2013. Mr. Peter Holst was appointed as Mr. Laezza’s successor following Mr. Laezza’s resignation.

(2)	Mr. Sakman resigned from his position on March 22, 2013. Mr. David Clark was appointed as Mr. Sakman’s successor immediately following Mr. Sakman’s resignation.

(3)
These amounts represent the aggregate grant date fair value for stock awards for fiscal years 2012 and 2011, respectively, computed in accordance with FASB ASC Topic 718.  Please see Note 2 of the Notes to Consolidated Financial Statements contained in our 2012 Annual Report on Form 10-K for an explanation of the assumptions made in valuing these awards.

(4)	Mr. Peri joined the Company as its Executive Vice President, General Counsel and Secretary in September 2012.

(5)
These amounts represent the aggregate grant date fair value for option awards for fiscal years 2012 and 2011, respectively, computed in accordance with FASB ASC Topic 718.  Please see Note 2 of the Notes to Consolidated Financial Statements contained in our 2012 Annual Report on Form 10-K for an explanation of the assumptions made in valuing these awards.

Employment Agreements

           Joseph Laezza Employment Agreement. On August 30, 2010, the Company entered into an Amended and Restated Employment Agreement with Mr. Laezza, the Company’s Chief Executive Officer and President at the time (the “Laezza Employment Agreement”). The Laezza Employment Agreement replaced Mr. Laezza’s existing employment agreement dated March 11, 2004, which had been previously amended on several occasions. The Laezza Employment Agreement modified certain terms contained in Mr. Laezza’s prior agreement, including (i) extending the expiration date of such agreement from January 31, 2012 to December 31, 2012; (ii) increasing Mr. Laezza’s annual base salary from $265,000 to $275,000; and (iii) providing for additional severance benefits of one year of accelerated vesting of his restricted stock and stock options and up to 12 months of COBRA payments on his behalf so long as Mr. Laezza executes the Company’s standard form of release and waiver. Under the terms of the Laezza Employment Agreement, Mr. Laezza was also eligible to receive, at the discretion of the compensation committee of our Board of Directors, based on meeting certain corporate and personal goals, an annual incentive bonus with a target of 40% of his base salary.

Mr. Laezza resigned from his position as the Company’s Chief Executive Officer on January 11, 2013.  As a result of his resignation, Mr. Laezza was entitled to severance and other compensation as described in the Potential Payments upon Termination or Change-in-Control Section below.

Tolga Sakman Employment Agreement. On August 21, 2012, the Company entered into an employment agreement with Mr. Sakman (the “Sakman Employment Agreement”) in connection with his appointment as the Company’s Chief Financial Officer and Senior Vice President, Corporate Development and Strategy, on August 22, 2012. The initial term of the Sakman Employment Agreement was set to expire on December 31, 2013 and was terminable at will by either party. Pursuant to the Sakman Employment Agreement, Mr. Sakman received an annual base salary of $220,000. In addition, the Company issued to Mr. Sakman 50,000 restricted shares of the Company’s common stock, which common stock was scheduled to vest upon the earlier to occur of a Change in Control or Corporate Transaction, as each term is defined in the Company’s 2007 Stock Incentive Plan, or August 22, 2022. Mr. Sakman was also eligible for annual incentive compensation of up to 40% of his base salary at the discretion of the compensation committee of the Board of Directors of the Company based on meeting certain corporate and personal goals.

Mr. Sakman resigned from his position as the Company’s Chief Financial Officer on March 22, 2013.  As a result of his resignation, Mr. Sakman was entitled to severance compensation as described in the Potential Payments upon Termination or Change-in-Control Section below.

Peter Holst Employment Agreement.  On January 14, 2013, the Board appointed Peter Holst as the Company’s President and Chief Executive Officer, and as a member of the Board. In connection with his appointment, the Company entered into an employment agreement with Mr. Holst (the “Holst Employment Agreement”).  The initial term of the Holst Employment Agreement, which is terminable at will by either party, expires on December 31, 2014 and renews for successive one-year terms if not otherwise terminated. Pursuant to the Holst Employment Agreement, Mr. Holst will initially receive an annual base salary of $195,000 and be eligible to receive a maximum annual incentive bonus equal to 100% of his base salary, at the discretion of the compensation committee of the Board based on meeting certain financial and non-financial goals. The Company also issued to Mr. Holst, pursuant to the Company’s 2007 Stock Incentive Plan: (i) 100,000 restricted shares of the Company’s common stock and (ii) an option to purchase 875,000 shares of the Company’s common stock. The option has a term of 10 years and an exercise price of $1.98.  Twenty-five percent of the option and restricted stock will vest on January 13, 2014, with the remainder of each vesting in equal monthly installments for 36 months thereafter; provided however, that the options and restricted stock will vest in full upon a Change in Control or Corporate Transaction, as each term is defined in the Company’s 2007 Stock Incentive Plan.

Mr. Holst will also receive, as payment for historical severance amounts attributable to his employment with Affinity, $240,000 (the “Affinity Severance Payment”). The Affinity Severance Payment reduces the Company’s long-term debt obligation by reducing certain notes by the severance amount.  The first half of the Affinity Severance Payment will be paid over 12-months and the remaining half will be paid in a lump sum payment on or before January 12, 2014.  Mr. Holst will also be entitled to earn up to 150,000 shares of the Company’s common stock and a cash bonus of up to $45,000 for the six-month period ended March 31, 2013, if he achieves certain performance measures, pursuant to his original employment agreement with the Company.

David Clark Employment Agreement. On March 25, 2013, the Company entered into an employment agreement with Mr. David Clark (the “Clark Employment Agreement”) in connection with his appointment as Chief Financial Officer of the Company. Pursuant to the Clark Employment Agreement, Mr. Clark will initially receive an annual base salary of $220,000 and be eligible to receive a maximum annual incentive bonus equal to 50% of his base salary, at the discretion of the compensation committee of the Board, based on meeting certain financial and non-financial goals. As part of the Clark Employment Agreement, the Company issued to Mr. Clark, pursuant to the Company's 2007 Stock Incentive Plan, (i) 100,000 restricted shares of the Company’s common stock and (ii) an option to purchase 100,000 shares of the Company’s common stock. The option has a term of 10 years and an exercise price of $1.51. Twenty-five percent of the option and restricted stock will vest on March 25, 2014, with the remainder vesting in equal monthly installments for 36 months thereafter; provided however, that the option and the restricted stock will vest in full upon a Change in Control or Corporate Transaction, as each term is defined in the Company's 2007 Stock Incentive Plan.

Steven Peri Employment Agreement. On August 15, 2012, the Company entered into an employment agreement with Steven B. Peri (the “Peri Employment Agreement”) in connection with his appointment as the Company’s Executive Vice President, General Counsel and Secretary, effective as of September 4, 2012. The initial term of the Peri Employment Agreement expires on December 31, 2013 and is terminable at will by either party. Pursuant to the Peri Employment Agreement, Mr. Peri will receive an annual base salary of $250,000.  As part of the Peri Employment Agreement, the Company issued to Mr. Peri, pursuant to the Company’s 2007 Stock Incentive Plan, (i) 150,000 restricted shares of the Company’s common stock and (ii) an option to purchase 100,000 shares of the Company’s common stock.  The options have an exercise price of $3.02 for 50,000 of the options and $3.47 for the remaining 50,000 options; provided, however, that each exercise price is subject to adjustment, upon issuance of the options, to be the greater of (i) $3.02 and $3.47, respectively, and (ii) the product of 1.0 and 1.15, respectively, of the fair market value. The restricted stock and the options will vest on upon the earlier to occur of a Change in Control, as such term is defined in the 2007 Stock Incentive Plan, or the tenth anniversary of the date of grant. Mr. Peri is also eligible for annual incentive compensation of up to 40% of his base salary at the discretion of the Compensation Committee of the Board of Directors of the Company based on meeting certain corporate and personal goals. Mr. Peri was guaranteed 50% of his annual incentive compensation for the first twelve months of his employment.

Outstanding Equity Awards at Fiscal Year-End

The table set forth below presents the number and values of exercisable and unexercisable options and unvested restricted stock held by the Named Executive Officers at December 31, 2012:
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Joseph Laezza(2)	12,500	(5)	—		$4.68	8/10/2015	—		—
	25,000	(6)	—		$1.64	6/27/2016	—		—
	62,500	(5)	—		$2.08	5/15/2017	—		—
	45,000	(6)	—		$1.60	3/20/2019	—		—
	—		25,000	(5)	$2.52	4/6/2020	—		—
	—		250,000	(5)	$3.02	3/12/2022	—		—
	—		250,000	(5)	$3.47	3/12/2022	—		—
	—		—		—	—	67,500	(8)	$134,325
	—		—		—	—	37,500	(8)	$74,625
	—		—		—	—	4,166	(8)	$8,290
	—		—		—	—	12,500	(5)	$24,875
	—		—		—	—	250,000	(5)	$497,500
Steven Peri	—		50,000	(3)	$3.02	9/04/2022	—		—
	—		50,000	(3)	$3.47	9/04/2022	—
	—		—		—	—	150,000	(3)	$298,500
Tolga Sakman(4)	—		37,500	(7)	$3.02	3/12/2022	—		—
	—		37,500	(7)	$3.47	3/12/2022	—
	—		—		—	—	50,000	(7)	$99,500
	—		—		—	—	50,000	(7)	$99,500
	—		—		—	—	50,000	(7)	$99,500

(1)	The market value of the stock awards is based on the $1.99 closing price of our common stock on December 31, 2012.
(2)	Mr. Laezza resigned from the Company on January 11, 2013.
(3)
These option and restricted stock awards were granted on September 4, 2012 and vest upon the earlier to occur of 10 years or the Company’s change in control (as defined in the Company’s 2007 Stock Incentive Plan).

(4)	Mr. Sakman resigned from the Company on March 22, 2013.
(5)	These option and restricted stock awards were forfeited on January 11, 2013 in accordance with Mr. Laezza’s severance agreement.
(6)	These option awards were exchanged for 13,500 shares of common stock on January 11, 2013 in accordance with Mr. Laezza’s severance agreement.
(7)	These option and restricted stock awards were forfeited on March 22, 2013 in accordance with Mr. Sakman’s severance agreement.
(8)	These restricted stock awards vested on January 11, 2013 in accordance with Mr. Laezza’s severance agreement.

Potential Payments upon Termination or Change-in-Control

This section summarizes both the potential as well as actual payments to our Named Executive Officers upon the occurrence of certain termination triggering events as of December 31, 2012.  For the purposes of this discussion, set forth below are the standard definitions for the various types of termination, although exact definitions may vary by agreement and by person.

In accordance with the terms of the Company’s 2007 Stock Incentive Plan (as amended, the “Equity Plan”), upon a Change in Control or Corporate Transaction, as each such term is defined in the Equity Plan, all shares of restricted stock and all unvested options shall immediately vest.  No Named Executive Officer is entitled to a payment in connection with Voluntary Resignation, retirement, disability or a Termination for Cause.

“Voluntary Resignation” means the resignation initiated by the executive officer.

“Resignation for Good Reason” means if the executive officer resigns because:  (i) there has been a diminution in his base salary; (ii) the executive officer is required to be based in an office that is more than a certain distance (e.g., 50 or 75 miles) from the current location of the office; (iii) the executive officer is assigned duties that are materially inconsistent with his current position; or (iv) there is a material diminution of his status, office, title, responsibility, or reporting requirements.

“Termination For Cause” means a termination of executive officer’s employment by the Company because, in the judgment of the Company:  (i) the executive officer willfully engaged in any act or omission which is in bad faith and to the detriment of the Company; (ii) the executive officer exhibited unfitness for service, dishonesty, habitual neglect, persistent and serious deficiencies in performance, or gross incompetence, which conduct is not cured within fifteen (15) days after receipt by the executive officer of written notice of the conduct; (iii) the executive officer is convicted of a crime; or (iv) the executive officer refused or failed to act on any reasonable and lawful directive or order from the executive officer’s superior or the Board.

“Termination Without Cause” means a termination for a reason other than for Cause, as defined above.

“Benefits upon a Change in Control or Corporate Transaction” means the benefit the named executive will receive upon a Change in Control or Corporate Transaction, as each such term is defined in the executive officer’s employment contract and restricted stock award agreement.

On January 13, 2013, Mr. Joseph Laezza entered into a Separation Agreement and General Release with the Company (the “Laezza Separation Agreement”).  Under the terms of the Laezza Separation Agreement, Mr. Laezza received, subject to certain conditions, full vesting of 113,334 restricted shares of the Company’s common stock and an additional 13,500 shares of the Company’s common stock, in exchange for forfeiture of options to purchase 145,000 shares of Company common stock, to which he would otherwise be entitled (see details as of December 31, 2012 in the Outstanding Equity Award Table above). The Laezza Separation Agreement also entitled Mr. Laezza to receive, subject to certain conditions, (i) severance payments equal to six months of his annual base salary (“Initial Severance”); (ii) an additional severance payment for each of the three months (each such payment equal to one month of his annual base salary) following the completion of the Initial Severance payments, but only upon Mr. Laezza’s certification each such month that he has failed to find comparable employment despite diligent efforts to do so; (iii) payment of COBRA until the earlier to occur of (A) the date that Mr. Laezza is entitled to receive substantially similar health insurance coverage from another source, and (B) December 31, 2013; (iv) a single one-time payment of $10,000.00 paid to Mr. Laezza on March 31, 2013 in consideration of his covenant not to compete; and (v) all due and accrued wages plus 12 days of unused paid-time-off.

On March 22, 2013, Mr. Sakman entered into a Separation Agreement and General Release with the Company (the “Sakman Separation Agreement”).  Under the terms of the Sakman Separation Agreement, Mr. Sakman agreed to forfeit all of his existing options to purchase shares of the Company’s common stock, as listed in the Outstanding Equity Award Table above. The Sakman Separation Agreement also entitled Mr. Sakman to receive, subject to certain conditions, (i) severance payments equal to six months of his annual base salary; and (ii) all due and accrued wages plus eight days of unused paid-time-off.

Upon a Qualifying Termination Event, as defined in the Peri Employment Agreement, Mr. Peri will be entitled to receive, subject to certain conditions, (i) severance payments equal to six months of his annual base salary; (ii) a pro-rated portion of his annual incentive compensation for the fiscal year in which the Qualifying Termination Event occurs; and (iii) payment of COBRA costs by the Company for six months. Notwithstanding the foregoing, upon a Change in Control or Corporate Transaction, as such terms are defined in the 2007 Stock Incentive Plan, the severance payments representing a portion of his annual base salary will increase to payments equal to 12 months of his annual base salary and COBRA costs will be paid by the Company for 12 months.

Upon a Qualifying Termination Event, as defined in the Clark Employment Agreement, Mr. Clark will be entitled to receive, subject to certain conditions, (i) severance payments equal to three months of his annual base salary; (ii) a pro-rated portion of his annual incentive compensation for the fiscal year in which the Qualifying Termination Event occurs; and (iii) payment of COBRA costs by the Company less the employee contribution portion, if any, for three months. Notwithstanding the foregoing, upon a Change in Control or Corporate Transaction, as such terms are defined in the 2007 Stock Incentive Plan, the severance payments representing a portion of his annual base salary will increase to payments equal to six months of his annual base salary and COBRA costs will be extended by the Company for 12 months.

Upon a Qualifying Termination Event, as defined in the Holst Employment Agreement, Mr. Holst will be entitled to receive, subject to certain conditions, (i) severance payments equal to six months of his annual base salary; (ii) 50% of his annual incentive compensation for the fiscal year in which the Qualifying Termination Event occurs; and (iii) payment of COBRA costs by the Company for 12 months. Notwithstanding the foregoing, upon a Change in Control or Corporate Transaction, as such terms are defined in the 2007 Stock Incentive Plan, the severance payments representing a portion of his annual base salary will increase to payments equal to six months of his annual base salary and COBRA costs will be extended by the Company for 12 months.

Internal Revenue Code Section162(m) Limitation

Section 162(m) of the Internal Revenue Code, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million per year paid to certain executive officers.  The limitation applies only to compensation that is not considered to be performance-based.

DIRECTOR COMPENSATION

Our director compensation policy, first implemented on June 17, 2010 and amended on March 12, 2012 (the “Director Policy”), provides that directors who are not our executive officers or employees are entitled to receive:  (i) a one-time grant of 50,000 options to purchase shares of our common stock upon appointment as a new director; (ii) an annual fee of $25,000 (the “Annual Fee”); and (iii) an annual grant of 25,000 options to purchase shares of our common stock (the “Annual Option Grant”).  The Annual Fee is payable in equal quarterly installments on the first business day following the end of the calendar quarter, in cash or shares of restricted common stock, as chosen by the director on an annual basis on or before December 31 of the applicable fiscal year.  The Annual Option Grant shall be made as of the date of the Annual Meeting of the Company’s stockholders and shall vest over three years.  The Director Policy also provides that the chairperson of the Company’s Board of Directors, if any, will receive an additional cash payment of $20,000 per year, the chairperson of the Company’s audit committee will receive an additional cash payment of $10,000 per year, the chairperson of the Company’s compensation committee, if any, will receive an additional cash payment of $5,000 per year, and each non-chair member of any committee will receive an additional cash payment of $3,000 per year, in each case payable in equal quarterly installments in arrears.

The following table represents compensation paid, accrued or granted to our directors during the year ended December 31, 2012 under the Director Policy:

Name	Fees		Option Awards(1)	Total
Kenneth Archer	$32,234		$162,218	$194,452
Grant Dawson	33,841		162,218	196,059
Jon DeLuca	13,669	(2)	162,218	175,887
James S. Lusk	38,841		162,218	201,059

(1)
These amounts represent the aggregate grant date fair value for option awards granted to each director in 2012 computed in accordance with FASB ASC Topic 718.  Please See Note 2 of the Notes to Consolidated Financial Statements contained in our 2012 Annual Report on Form 10-K for an explanation of the assumptions made in valuing these awards.

(2)	Mr. DeLuca elected to receive his compensation in the form of restricted stock in accordance with the Director Policy.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the aggregate number of securities to be issued under all of our stock options and equity-based plans upon exercise of outstanding options, warrants and other rights and their weighted-average exercise prices as of December 31, 2012.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,757,067	$3.07	321,118

Summary Description of the Company’s Non-Stockholder Approved Equity Compensation Plans

On April 6, 2010, the Company made an issuance of 150,000 restricted shares of the Company’s common stock outside the scope of the Equity Plan to certain members of management.  The shares of restricted common stock shall vest upon a Change in Control (as defined in the Equity Plan).

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee is composed of three members.  Each member is a director who meets the current independence standards under the applicable SEC and NYSE rules.  The audit committee operates under a written audit committee charter.  As described more fully in its charter, the purpose of the audit committee is to assist the Board in its general oversight of Glowpoint’s financial reporting, internal controls and audit functions.  Management is responsible for:  the preparation, presentation and integrity of Glowpoint’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations.  EisnerAmper LLP (“EisnerAmper”), our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States).  In accordance with applicable law, the audit committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm.  The audit committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

The audit committee members need not be professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and EisnerAmper, nor can the audit committee certify that EisnerAmper is “independent” under applicable rules.  The audit committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and EisnerAmper on the basis of the information it receives, discussions with management and EisnerAmper, and the experience of the audit committee’s members in business, financial and accounting matters.  Two members of the audit committee have been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules.  Stockholders should understand that this designation is an SEC disclosure requirement related to these directors’ experience and understanding with respect to certain accounting and auditing matters.  The designation does not impose on these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the Board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the Board.

In accordance with law, the audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by Glowpoint regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by our employees received through established procedures, of concerns regarding questionable accounting or auditing matters.  Among other matters, the audit committee monitors the activities and performance of EisnerAmper, including the audit scope, external audit fees, independence matters and the extent to which the firm may be retained to perform non-audit services.

In accordance with audit committee policy and applicable legal requirements, all services to be provided by EisnerAmper are pre-approved by the audit committee.  Pre-approval includes audit services, audit-related services, tax services and other services.  To avoid certain potential conflicts of interest, the law prohibits a publicly-traded company from obtaining certain non-audit services from EisnerAmper.  We obtain these services from other service providers as needed.

The audit committee has reviewed our audited financial statements and met and held discussions with management regarding the audited financial statements.  Management has represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.  The audit committee has discussed with EisnerAmper the matters required to be discussed by the rules pursuant to the Pubic Company Accounting Oversight Board.  These discussions have included a review as to the quality, not just the acceptability, of our accounting principles.

EisnerAmper also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the audit committee discussed with EisnerAmper its independence from management and the Company.  The audit committee has also considered the compatibility of non-audit services with EisnerAmper’s independence.

Based on the audit committee’s discussion with management and EisnerAmper, the audit committee’s review of the audited financial statements, the representations of management and the report of EisnerAmper to the audit committee, the audit committee recommended that the Board of Directors file the audited consolidated financial statements for the year ended December 31, 2012 with the SEC on Form 10-K.

Respectfully submitted,
James S. Lusk, Chairman Kenneth Archer Grant Dawson

SECTION16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Executive officers, directors and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of reports we received, or written representations that no such reports were required for those persons, we believe that, for the year ended December 31, 2012, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company provides cloud and managed video services (the “Video Services”) to ABM Industries, Inc. (“ABM”). James S. Lusk, director of the Company is an officer of ABM. Video Services revenue from ABM for the years ended December 31, 2012 and 2011 were $210,000 and $296,000, respectively. As of December 31, 2012, the accounts receivable attributable to ABM was $32,000.

The Company receives general corporate strategy and management consulting services from Jon A. DeLuca, who is a director of the Company. The Consulting Agreement was entered into as of September 1, 2010 and is a month-to-month engagement. The Company pays Mr. DeLuca $12,500 per month, plus any pre-authorized expenses incurred in providing services, under the Consulting Agreement. Related party consulting fees pursuant to this agreement for the years ended December 31, 2012 and 2011 were $150,000 and $150,000, respectively. As of December 31, 2012, the accounts payable to Mr. DeLuca was $12,500.

In addition, the Company receives financial advisory services from Burnham Hill Partners, LLC (“BHP”). Jason Adelman, a principal of BHP, is a greater than 5% shareholder of the Company. Related party financial advisory fees paid to BHP for the years ended December 31, 2012 and 2011 were $393,000 and $144,000, respectively. As of December 31, 2012, the Company did not owe BHP any amounts due for financial advisory or other services.

Pursuant to a November 30, 2009 Sales Partner Agreement between Affinity and Nancy K. Holst, Ms. Holst is entitled to certain sales commissions. Ms. Holst is the wife of Peter Holst, the Company's President and CEO. For the year ended December 31, 2012, subsequent to the acquisition of Affinity by the Company, she earned the sum of $15,000. As of December 31, 2012, there was $15,000 accrued for payment to Ms. Holst.

Independent members of the Board have reviewed and approved each transaction with a related party referred to above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors to be elected are to serve until the next Annual Meeting or until their respective successors are duly elected and qualified.  The number of directors is determined from time to time by our Board of Directors and is currently five members.  The nominees who will stand for election are Kenneth Archer, Grant Dawson, Jon A. DeLuca, Peter Holst and James S. Lusk, all of whom are currently members of our Board of Directors.  The five nominees receiving the highest number of affirmative votes will be elected as directors.  In the event any nominee is unable or unwilling to serve as a nominee, the Board of Directors may select a substitute nominee.  If a substitute nominee is selected, proxies will be voted in favor of such nominee.  Our Board of Directors has no reason to believe that any of the named nominees will be unable or unwilling to serve as a nominee or as a director if elected.  Proxies cannot be voted for a greater number of persons than the number of nominees named.

Required Vote and Board Recommendation

A plurality of the votes duly cast is required for the election of directors.  This means that the nominees receiving the highest number of affirmative votes will be elected to fill the director positions available.  Stockholders do not have the right to cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are providing our stockholders with the opportunity to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC's rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which added Section 14A to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal No. 3.

                   Our executive compensation programs are designed to attract, motivate, and retain executive officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of our near- and longer-term financial and strategic goals, and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

                   The "Executive Compensation" section of this Proxy Statement describes in detail our executive compensation programs and the decisions made by management and the compensation committee with respect to the fiscal years ended December 31, 2012 and December 31, 2011. As we describe in this Proxy Statement, our executive compensation program incorporates a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. The Board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

As an advisory vote, this Proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal No. 3 overrules any decision by the Company or the Board of Directors (or any committee thereof), creates or implies any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or creates or implies any additional fiduciary duties for the Company or the Board of directors (or any committee thereof). However, management and the compensation committee and Board of Directors value the opinions expressed by our stockholders in their vote on this Proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the disclosure under “Executive Compensation”, the compensation tables and accompanying narrative disclosure, and any related material disclosed in this Proxy Statement, is hereby approved.

Required Vote and Board Recommendation

                   On this non-binding matter, the affirmative vote of at least a majority of the votes cast at the Annual Meeting is required to approve this Proposal No. 2.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADVISORY RESOLUTION ABOVE, APPROVING OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

In Proposal No. 2, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers. In this Proposal No. 3, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

                   The Board of Directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold the advisory vote to approve executive compensation more or less frequently, but no less frequently than once every three years, as required by the Dodd-Frank Act. In the future, we will propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years as required by the Dodd-Frank Act.

                   After careful consideration, the Board of Directors believes that an executive compensation advisory vote should be held every three years, and therefore our Board of Directors recommends that you vote for a frequency of EVERY THREE YEARS for future executive compensation advisory votes. The proxy provides stockholders with the opportunity to choose among four options (holding the vote once every year, every two years or every three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Required Vote

On this non-binding matter, a stockholder may vote to set the frequency of the “say on pay” vote to occur every year, every two years, or every three years, or the stockholder may vote to abstain. The choice among those four choices that receives the highest number of votes will be deemed the choice of the stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE TO HOLD ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee, composed entirely of independent, non-employee members of the Board of Directors, has appointed the firm of EisnerAmper LLP (“EisnerAmper”) as the Independent Registered Public Accounting Firm to audit the consolidated financial statements of our Company and its subsidiaries for fiscal year 2013 and is asking the stockholders for ratification of the appointment.  Stockholder ratification is not required by our Company’s bylaws or under any other applicable legal requirement.  If the stockholders do not approve the selection of EisnerAmper, the audit committee will reconsider the appointment.

As our Independent Registered Public Accounting Firm, EisnerAmper would audit our consolidated financial statements for fiscal year 2013, review the related interim quarters, and perform audit-related services and consultation in connection with various accounting and financial reporting matters.  EisnerAmper may also perform certain non-audit services for our Company.  The audit committee has determined that the provision of the services provided by EisnerAmper as set forth herein are compatible with maintaining EisnerAmper’s independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant Securities and Exchange Commission rules.

EisnerAmper will have a representative present at the Annual Meeting who will be available to respond to appropriate questions.  The representative will also have the opportunity to make a statement if he or she desires to do so.

Audit Fees

EisnerAmper, our principal accountant, billed us approximately $265,000 for professional services for the audit of our annual consolidated financial statements for the 2012 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2012 fiscal year.  EisnerAmper billed us approximately $260,000 for professional services for the audit of our annual consolidated financial statements for the 2011 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2011 fiscal year.

Audit-Related Fees

              In connection with our acquisition of Affinity, EisnerAmper billed us $30,000 during fiscal year 2012.  No such fees were billed during fiscal year 2011 related to the Affinity acquisition and related items.

Tax Fees

In connection with tax services, EisnerAmper billed approximately $53,600 in fiscal year 2011.  EisnerAmper was not engaged to perform tax services for fiscal year 2012.

All Other Fees

EisnerAmper did not bill us in the 2012 or 2011 fiscal years for any other products or services other than the Audit, Audit-Related and Tax Fees as listed above.

Audit Committee Pre-Approval Policy

The audit committee is required to pre-approve the engagement of EisnerAmper to perform audit and other services for the Company.  Our procedures for the pre-approval by the audit committee of all services provided by EisnerAmper comply with SEC regulations regarding pre-approval of services.  Services subject to these SEC requirements include audit services, audit-related services, tax services and other services.  The audit engagement is specifically approved and the auditors are retained by the audit committee.  The audit committee also has adopted policies and procedures for pre-approving all non-audit work performed by EisnerAmper.  In accordance with audit committee policy and the requirements of law, all services provided by EisnerAmper in the 2012 and 2011 fiscal years were pre-approved by the audit committee and all services to be provided by EisnerAmper will be pre-approved.  Pre-approval includes audit services, audit-related services, tax services and other services.  To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm.  We obtain these services from other service providers as needed.

Required Vote and Board Recommendation

While approval of the Independent Registered Public Accounting Firm proposal is not required, the Board seeks the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer.  The text of the code of conduct and ethics is posted on our website at www.glowpoint.com/investor-relations and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 430 Mountain Avenue, Murray Hill, NJ 07974.  Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the national securities exchange which the Company trades.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Any stockholder who intends to present a proposal (other than for director nominations) at the 2014 Annual Meeting of Stockholders, currently expected to occur in June 2014, must deliver the proposal to the Corporate Secretary of Glowpoint, Inc. at 430 Mountain Road, Murray Hill, New Jersey 07974, no later than December 27, 2013 if such proposal is to be considered for inclusion in our proxy materials for that meeting.

In addition, our by-laws provide that, in order for a stockholder to propose business for consideration at our next Annual Meeting of stockholders (including director nominations that are not requested to be included in our Proxy Statement), the stockholder must give written notice to our Corporate Secretary at our principal executive offices between March 15, 2014, which is 90 days prior to the anniversary of our 2013 Annual Meeting of Stockholders, and April 14, 2014, which is 60 days prior to such anniversary; provided however, that in the event the Annual Meeting is called for a date that is not within 30 days before or after May 14, 2014, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date the Annual Meeting was made, whichever occurs first.  Proposals that are not received in a timely manner will not be voted on at the 2014 Annual Meeting.  If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

The SEC previously adopted a rule concerning the delivery of annual disclosure documents.  The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family.  This practice, referred to as “householding,” benefits both stockholders and us.  It reduces the volume of duplicate information received by you and helps to reduce our expenses.  The rule applies to our annual reports, proxy statements and information statements.  Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice.  Each stockholder will continue to receive a separate proxy card or voting instruction card.

Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

●
Stockholders whose shares are registered in their own name should contact our transfer agent, American Stock Transfer & Trust Company, and inform them of their request by calling them at (800) 937-5449 or writing them at 59 Maiden Lane, Plaza Level, New York, New York 10038.

●
Stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

OTHER MATTERS

The Board of Directors knows of no other business to be presented for action at the Annual Meeting.  If any matters do come before the meeting on which action can properly be taken, the persons named in the enclosed proxy will have the discretion to vote such matters in accordance with their judgment.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

GLOWPOINT, INC.

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2013

The undersigned stockholder of GLOWPOINT, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2013, and hereby designate Steven Peri and Peter Holst as proxy, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of GLOWPOINT, INC. to be held on June 13, 2013, and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

This Proxy, when executed, will be voted in the manner directed herein.  If you do not specify below how you want your shares to be voted, this Proxy will be voted in accordance with the recommendations of our Board of Directors.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

GLOWPOINT, INC.

June 13, 2013

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, Proxy Statement and Proxy Card are available at www.proxyconnect.com/glowpoint.

You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

		For	Against	Abstain
1.	To elect the following nominees to our Board of Directors to each serve until our next Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified:
	Vote for All	[ ]	[ ]	[ ]
	Withhold Authority for All Nominees	[ ]	[ ]	[ ]
	For All Except (See instructions below)	[ ]	[ ]	[ ]
	Kenneth Archer	[ ]	[ ]	[ ]
	Grant Dawson	[ ]	[ ]	[ ]
	Jon A. DeLuca	[ ]	[ ]	[ ]
	Peter Holst	[ ]	[ ]	[ ]
	James S. Lusk	[ ]	[ ]	[ ]

		For	Against	Abstain
2.	Approve, on an advisory basis, the compensation paid to Glowpoint, Inc.’s Named Executive Officers.	[ ]	[ ]	[ ]

		Every Year	Every Two Years	Every Three Years	Abstain
3.	Approve, on an advisory basis, the frequency of which to hold stockholder advisory votes on executive compensation paid to Glowpoint, Inc.’s Named Executive Officers.	[ ]	[ ]	[ ]	[ ]

		For	Against	Abstain
4.	Ratify the appointment of EisnerAmper LLP as our Registered Public Accounting Firm for fiscal year 2013.	[ ]	[ ]	[ ]

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
[ ]

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.